EXHIBIT 10.1
July 22, 2005
Mr. Horace T. Ardinger, Jr.
Ardinger Family Partnership, Ltd.
1990 Lakepointe Drive
Lewisville, TX 75057
Dear Mr. Ardinger:
     Reference is made to that certain AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of October 15, 2003 (as amended, restated or modified from time to time, the “Agreement”), between VIEWCAST.COM, INC., OSPREY TECHNOLOGIES, INC. and VIDEOWARE, INC. (jointly and severally, “Borrower”) and the ARDINGER FAMILY PARTNERSHIP, LTD. (“Lender”). Terms not otherwise defined herein shall have the same meaning as in the Agreement. Borrower and Lender desire to amend the Agreement and certain other Loan Documents effective as of the date of this letter agreement as follows:
(1)	The term “Revolving Credit Facility” (as set forth in Section 2(b) of the Agreement) shall mean an amount not to exceed $4,000,000.00. That certain Amended and Restated Promissory Note (i.e., the “Revolving Credit Note,” as such term is defined in the Agreement) dated as of October 15, 2003 is hereby amended to reflect a notational amount of $4,000,000.00.

(2)	The commencement date for principal payments under that certain Promissory Note (i.e., the “Term Note,” as such term is defined in the Agreement) dated as of October 15, 2003, is hereby amended from July 31, 2005 to November 30, 2005.

(3)	Section 2(e) of the Agreement is amended in its entirety to read as follows:
(e)	Mandatory Prepayment of Loans. Borrower shall prepay the Loans under the Revolving Credit Facility in an amount equal to $1,100,000.00 plus the outstanding principal amount of the Loans under the Revolving Credit Facility in excess of $3,500,000.00 as of the Prepayment Date from the net proceeds (the “Net Proceeds”) of: (i) any loan from a third party to Borrower or any subsidiary of Borrower, (ii) any equity offering by Borrower or any subsidiary of Borrower, and (iii) the sale of Borrower or a subsidiary of Borrower (i.e., the sale of the equity interests or substantially all of the assets of such entity). As used in this Section 2(e), the term “Prepayment Date” shall mean the date which is two (2) business days following the receipt of the Net Proceeds.
(4)	Section 2(f) of the Agreement is amended in its entirety to read as follows:
(f)	Accrued Interest. The Accrued Interest shall be paid in thirty-three (33) equal consecutive monthly installments commencing on November 30, 2005 and continuing on the last Business Day of each calendar month thereafter, with a final payment being made on the Term Maturity Date.
17300 N. Dallas Parkway, Suite 2000 — Dallas, TX 75248 — 972-488-7200 (Phone)   972-488-7299 (Fax)

     Except as expressly modified and superseded by this letter agreement, the Loan Documents are ratified and confirmed and continue in full force and effect. The Loan Documents, as modified by this letter agreement, continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, Borrower hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the advances and all obligations under the Loan Documents. Borrower agrees to perform such acts and duly authorizes, executes, acknowledges, delivers, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect to all present and future Collateral.
     If this letter agreement reflects the understanding of the parties, please execute and return a duplicate copy. Please contact George Platt or me should you have any additional questions at 972-488-7285.
Best regards,

VIEWCAST.COM, INC.

By:	/s/ Laurie L. Latham

Name:	Laurie L. Latham

Title:	CFO

OSPREY TECHNOLOGIES, INC.

By:	/s/ Laurie L. Latham

Name:	Laurie L. Latham

Title:	CFO

VIDEOWARE, INC.

By:	/s/ Laurie L. Latham

Name:	Laurie L. Latham

Title:	CFO

AGREED as of the date first written above.

ARDINGER FAMILY PARTNERSHIP, LTD.

By:	/s/ H.T. Ardinger, Jr.

Name:	H.T. Ardinger, Jr.
Title:	General Partner
17300 N. Dallas Parkway, Suite 2000 — Dallas, TX 75248 — 972-488-7200 (Phone)   972-488-7299 (Fax)